UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2021

DOCGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39618	85-2515483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West 35th Street, Floor 5, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(844) 443-6246

(Registrant’s telephone number, including area code)

Motion Acquisition Corp.

c/o Graubard Miller

405 Lexington Avenue, 11th Floor

New York, New York 10174

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCGO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	DCGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On November 5, 2021 (the “Closing Date”), DocGo Inc., a Delaware corporation (formerly known as Motion Acquisition Corp.) (prior to the Closing Date, “Motion” and after the Closing Date, “DocGo”, “we,” “us,” and “our”) consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger dated March 8, 2021 (the “Merger Agreement”), by and among Motion Acquisition Corp., a Delaware corporation (“Motion”), Motion Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Motion (“Merger Sub”), and Ambulnz, Inc., a Delaware corporation (“Ambulnz”). In connection with the Closing, the registrant changed its name from Motion Acquisition Corp. to DocGo Inc.

As contemplated by the Merger Agreement and as described in Motion’s definitive proxy statement/consent solicitation/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2021 (the “Prospectus”), Merger Sub was merged with and into Ambulnz, with Ambulnz continuing as the surviving corporation (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of the Merger, Ambulnz is a wholly-owned subsidiary of DocGo and each share of Series A preferred stock of Ambulnz, no par value (“Ambulnz Preferred Stock”), Class A common stock of Ambulnz, no par value (“Ambulnz Class A Common Stock”), and Class B common stock of Ambulnz, no par value (“Ambulnz Class B Common Stock”, together with Ambulnz Class A Common Stock, “Ambulnz Common Stock”) was cancelled and converted into the right to receive a portion of merger consideration issuable as common stock of DocGo, par value $0.0001 (“Common Stock”), pursuant to the terms and conditions set forth in the Merger Agreement. The material provisions of the Merger Agreement are described in the Prospectus in the section entitled “Proposal No.1—The Business Combination Proposal—The Merger Agreement” beginning on page 97, which is incorporated by reference herein. The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the complete text of Merger Agreement, a copy of which is filed as Exhibits 2.1 hereto and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

A&R Registration Rights Agreement

On November 5, 2021, immediately prior to the Closing, Motion Acquisition LLC (“Sponsor”), Motion and certain holders of Ambulnz Common Stock and Ambulnz Preferred Stock amended and restated the existing Registration Rights Agreement, by and between Sponsor and Motion, dated October 14, 2020 (“A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, DocGo will register for resale under the Securities Act of 1933, as amended (the “Securities Act”), after the lapse or expiration of any transfer restrictions, lock-up, or escrow provisions which may apply, the shares of Common Stock held by Sponsor prior to the Closing (“Founder Shares”) and certain holders of Ambulnz Common Stock and Ambulnz Preferred Stock (including those shares of Common Stock issuable upon exercise of those certain options to acquire shares of Ambulnz outstanding immediately prior to the Closing). Any other stockholders of DocGo with piggyback registration rights may also participate in any such registrations, subject to customary cutbacks in an underwritten offering.

The foregoing description of the A&R Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Incentive Plan

On March 4, 2021, Motion’s board of directors approved the DocGo Inc. 2021 Stock Incentive Plan (the “Incentive Plan”). On November 2, 2021, Motion’s shareholders approved the Incentive Plan at an annual meeting of stockholders of Motion (the “Meeting”) and on November 5, 2021, the newly constituted board of directors of DocGo ratified the Incentive Plan. The purpose of the Incentive Plan is to advance the interests of DocGo and its stockholders by providing an incentive program that will enable DocGo to attract, retain and award employees, consultants and directors and to provide them with an equity interest in the growth and profitability of DocGo. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards. No awards were granted under the Incentive Plan prior to its approval by the shareholders of Motion. Restricted stock units, and their terms and conditions, will be approved and issued pursuant to the Incentive Plan upon registration of a Form S-8, which is expected to be filed in 60 days following the Closing Date. All awards under the Incentive Plan will be granted at the discretion of the board of directors of DocGo.

The foregoing description of the Incentive Plan is not complete and is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Executive Employment Agreements

On November 5, 2021, immediately prior to the Closing, each of Messrs. Stan Vashovsky, Andre Oberholzer, Anthony Capone, and Norman Rosenberg entered into employment agreements with Motion, to be effective upon consummation of the Business Combination (the “New Employment Agreements”). The New Employment Agreements provide for each executive’s annual base salary, eligibility to receive an annual performance bonus, participation in DocGo’s benefit plans, eligibility to receive annual equity incentive grants beginning in fiscal year 2022 pursuant to the Incentive Plan and a one-time grant of restricted stock units pursuant to the Incentive Plan (the “Closing Grant”).

The New Employment Agreements provide for the following severance benefits in connection with an Involuntary Termination Without Cause or a voluntary termination for Good Reason (each a “Covered Termination” and as defined in the New Employment Agreements) which does not occur during the period beginning three (3) months prior to a Change in Control (as defined in the Incentive Plan) and ending twelve (12) months after a Change in Control: (i) a cash payment equal to twelve (12) months of the executive’s base salary payable in equal instalments over twelve (12) months, (ii) a pro-rata portion of the executive’s annual bonus for the fiscal year of termination based on actual achievement of the bonus objectives and the number of days the executive was employed during the fiscal year, (iii) payment or reimbursement for the premium for executive and executive’s covered dependents to maintain continued health coverage pursuant to the provisions of COBRA through the earlier of (A) the twelve (12) month anniversary of the date of executive’s termination of employment and (B) the date executive and executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s) and (iv) accelerated vesting of the unvested portion of the Closing Grant that would have vested assuming that executive remained employed by DocGo through the date that is twelve (12) months following the date of executive’s termination of employment. In connection with a Covered Termination during the period beginning three (3) months prior to a Change in Control and ending twelve (12) months after a Change in Control, each executive would be entitled to: (i) a lump sum cash payment equal to the sum of (A) executive’s base salary and (B) executive’s target bonus, (ii) a pro-rata portion of the executive’s annual bonus for the fiscal year of termination based on actual achievement of the bonus objectives and the number of days the executive was employed during the fiscal year, (iii) the amount of any annual bonus earned, but not yet paid, for the fiscal year prior to executive’s termination, (iv) payment or reimbursement for the premium for executive and executive’s covered dependents to maintain continued health coverage pursuant to the provisions of COBRA through the earlier of (A) the twelve (12) month anniversary of the date of executive’s termination of employment and (B) the date executive and executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s) and (v) full accelerated vesting of the unvested portion of the Closing Grant. The New Employment Agreements provide for a “best net” after-tax 280G provision (and not any “gross-ups”) to the extent any payments made pursuant to the New Employment Agreements or otherwise would constitute a “parachute payment” under Code Section 280G.

The foregoing description of the New Employment Agreements is not complete and is qualified in its entirety by reference to the complete text of each of the New Employment Agreements, copies of which are attached hereto and filed as Exhibits 10.6 through 10.9 to this Current Report on Form 8-K and are incorporated herein by reference.

Indemnification Agreements

On November 5, 2021, concurrent with the Closing, DocGo entered into indemnification agreements with each of its directors and executive officers, which obligates DocGo to indemnify such directors and officers to the maximum extent permitted by Delaware law (the “Indemnification Agreements”). The Indemnification Agreements provide that, if a director or executive officer is a party to, or witness in, or is threatened to be made a party to, or witness in, any proceeding by reason of his or her service as a director, officer, employee, agent, or trustee of DocGo or as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at our request, DocGo must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Delaware law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The Indemnification Agreements also require DocGo to advance reasonable expenses incurred by the indemnitee within twenty days of the receipt by DocGo of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and includes or is accompanied by a written undertaking, which may be unsecured, by the indemnitee or on his or her behalf to repay the amount paid if it shall ultimately be established by final judicial decision of a court from which there is no further right to appeal, that the indemnitee is not entitled to be indemnified for such expenses by DocGo as provided by the indemnification agreements or otherwise.

The Indemnification Agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of DocGo.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the complete text of each of the Indemnification Agreements, the form of which is attached hereto and filed as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated herein by reference.

Sponsor Escrow Agreement

On November 5, 2021, immediately prior to the Closing, Sponsor entered into an escrow agreement (the “Sponsor Escrow Agreement”) with Motion and Continental Stock Transfer & Trust Company, as escrow agent, whereby, immediately following the Closing, the Sponsor deposited (i) 575,000 Founder Shares (the “Sponsor Earnout Shares”) into escrow and (ii) 162,965 Founder Shares (the “Additional Escrow Shares”) into escrow pursuant to the Amended and Restated Sponsor Agreement, dated November 4, 2021, by and among Motion, Sponsor and Ambulnz (the “A&R Sponsor Agreement”).

The Sponsor Escrow Agreement provides that such Sponsor Earnout Shares will either be released to the Sponsor or terminated and canceled by DocGo if certain stock price conditions are met or not, as follows: (i) with respect to 287,500 Sponsor Earnout Shares, the closing stock price equals or exceeds $12.50 per share on any 20 trading days in a 30-trading-day period at any time until the third anniversary of the Closing Date, and (ii) with respect to 287,500 Sponsor Earnout Shares, the closing stock price equals or exceeds $15.00 per share on any 20 trading days in a 30-trading-day period at any time at any time until the fifth anniversary of the Closing Date.

Additional Earnout Shares will be released to the Sponsor or terminated and cancelled by DocGo if certain price conditions are met or not, as follows: (i) 25% of the Additional Earnout Shares if the closing price of Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the closing date and by the first anniversary of the closing date; (ii) an additional 25% of the Additional Earnout Shares if the closing price of the Common Stock equals or exceeds $15.00 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the closing date and by the third anniversary of the closing date; (iii) an additional 25% of the Additional Earnout Shares if the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the closing date and by the third anniversary of the closing date; and (iv) the remaining 25% of the Additional Earnout Shares if the closing price of the Common Stock equals or exceeds $21.00 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the closing date and by the fifth anniversary of the closing date.

The foregoing description of the Sponsor Escrow Agreement is not complete and is qualified in its entirety by reference to the complete text of the Sponsor Escrow Agreement, a copy of which is attached hereto and filed as Exhibit 10.11 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

Each of stockholder proposals included in the Prospectus was approved by Motion’s stockholders at the Meeting.

Pursuant to the Merger Agreement, immediately prior to the Closing, each share Ambulnz Preferred Stock was converted into Ambulnz Class A Common Stock on a one-for-one basis (“Preferred Conversion”). Following the Preferred Conversion, but prior to the effective time of the Merger, each share of Ambulnz Class A Common Stock and Ambulnz Class B Common Stock was cancelled and converted into the right to receive a pro rata portion of shares of Common Stock issuable by DocGo as consideration for the Merger.

Concurrent with the Closing, each option to acquire securities of Ambulnz outstanding immediately prior to the Closing (an “Ambulnz Option”), by virtue of the occurrence of the Effective Time and without any action on the part of Ambulnz, Motion or the holders thereof, were assumed and converted into an equivalent option to acquire Common Stock of DocGo (“DocGo Substitute Option”) with respect to a number of shares of Common Stock equal to the number of whole shares of Ambulnz Common Stock subject to such Ambulnz Option that were issuable immediately prior to the effective time of the Merger multiplied by 645.1452 (the “Exchange Ratio”), rounded down to the nearest number of whole shares of Common Stock. The per share exercise price for the shares of Common Stock issuable upon exercise of such DocGo Substitute Option will be equal to the quotient determined by dividing the exercise price per share of Ambulnz Common Stock at which such Ambulnz Option was exercisable immediately prior to the effective time of the Merger by the Exchange Ratio, rounded up to the nearest whole cent.

As of the Closing Date, and immediately following the consummation of the Business Combination, DocGo had the following issued and outstanding securities:

●	100,069,438 shares of Common Stock (inclusive of the issuances pursuant to the Merger Agreement and those subscription agreements entered by and between Motion and certain investors on March 8, 2021 (“Subscription Agreements”) and the forfeiture of 301,787 shares of Common Stock by the Sponsor pursuant to the A&R Sponsor Agreement);

●	3,783,724 public warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (the “Public Warrants”); and

●	2,533,333 private placement warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (“Private Warrants”, together with Public Warrants, the “Warrants”).

FORM 10 INFORMATION

Prior to the Closing, Motion was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more businesses or entities. After the Closing, DocGo became a holding company whose only assets consist of equity interests in Ambulnz.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of DocGo. These statements are based on the reasonable beliefs and assumptions of the management of DocGo. Although DocGo believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, DocGo cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. Forward-looking statements contained in Current Report on Form 8-K include, but are not limited to, statements about the ability of DocGo to:

●	access, collect and use personal data about consumers;
●	execute its business strategy, including monetization of services provided and expansions in and into existing and new lines of business;
●	anticipate the impact of the coronavirus disease 2019 (“COVID-19”) pandemic and its effect on business and financial conditions;
●	manage risks associated with operational changes in response to the COVID-19 pandemic;
●	realize the benefits expected from the Merger;
●	anticipate the uncertainties inherent in the development of new business lines and business strategies;
●	retain and hire necessary employees;
●	increase brand awareness;
●	attract, train and retain effective officers, key employees or directors;
●	upgrade and maintain information technology systems;
●	acquire and protect intellectual property;
●	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;
●	effectively respond to general economic and business conditions;
●	maintain the listing on Nasdaq
●	obtain additional capital, including use of the debt market;
●	enhance future operating and financial results;
●	anticipate rapid technological changes;
●	comply with laws and regulations applicable to its business, including laws and regulations related to data privacy and insurance operations;
●	stay abreast of modified or new laws and regulations applying to its business;
●	anticipate the impact of, and response to, new accounting standards;
●	respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in international markets from various events;
●	anticipate the rise in interest rates which would increase the cost of capital;
●	anticipate the significance and timing of contractual obligations;
●	maintain key strategic relationships with partners and distributors;
●	respond to uncertainties associated with product and service development and market acceptance;
●	anticipate the ability of the renewable sector to develop to the size or at the rate it expects;
●	manage to finance operations on an economically viable basis;
●	anticipate the impact of new U.S. federal income tax law, including the impact on deferred tax assets;
●	successfully defend litigation; and
●	successfully deploy the proceeds from the Merger.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K are more fully described below under the heading “Risk Factors” and elsewhere in this Current Report on Form 8-K. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this Current Report on Form 8-K describe additional factors that could adversely affect the business, financial condition or results of operations of DocGo. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can DocGo assess the impact of all such risk factors on the business of DocGo or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to DocGo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. DocGo undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the reasonable beliefs and opinions of DocGo on the relevant subject. These statements are based upon information available to DocGo as of the date of this Current Report on Form 8-K, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that DocGo has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, involve risks and are subject to change based on various factors, and you are cautioned not to unduly rely upon these statements.

Business and Properties

The information set forth in the section of the Prospectus entitled “Information About DocGo” beginning on page 168, including the information regarding the properties used in DocGo’s business included in the subsection thereof entitled “Information About DocGo—Properties” on page 182, and in the section of the Prospectus entitled “Information About Motion” beginning on page 153 is incorporated herein by reference.

Risk Factors

The risks associated with DocGo’s business and operations are described in the Prospectus in the section entitled “Risk Factors” beginning on page 34, which is incorporated herein by reference.

Financial Information

Unaudited Condensed Consolidated Financial Statements

The unaudited condensed consolidated financial statements of Motion as of June 30, 2021 and for the three and six month periods then ended beginning on page F-2 of the Prospectus are incorporated herein by reference. These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited financial statements of Motion from August 11, 2020 (inception) through December 31, 2020 and the related notes thereto, which are included in the Prospectus beginning on page F-19 and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Ambulnz as of June 30, 2021 and 2020 and for the three and six month periods then ended beginning on page F-40 of the Prospectus are incorporated herein by reference. These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited financial statements of Docgo for the years ended December 31, 2020 and 2019 and the related notes thereto, which are included in the Prospectus beginning on page F-67 and are incorporated herein by reference.

Selected Historical Financial and Other Information

The selected historical financial information set forth in the section of the Prospectus entitled “Selected Historical Financial Information of Motion” beginning on page 26 and “Selected Historical Financial Information of DocGo” beginning on page 27 are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The information set forth in Exhibit 99.1 to this Current Report on Form 8-K is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Managements’ discussion and analysis of the financial condition and results of operation prior to the Merger is included in the Prospectus in the sections entitled “Motion’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 163 and “DocGo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 188, which are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to DocGo regarding beneficial ownership of shares of Common Stock as of November 5, 2021 by:

●	each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

●	each of our current executive officers and directors; and

●	all current executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each securityholder identified in the table possesses sole voting and investment power over all securities shown as beneficially owned thereby. Shares of Common Stock subject to options and Warrants that are exercisable or will be exercisable within 60 days of the date of this Current Report on Form 8-K are considered outstanding and beneficially owned by the person holding the option or Warrant for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The beneficial ownership percentages set forth in the table below are based on 100,069,438 shares of Common Stock issued and outstanding as of November 5, 2021.

Name and Address of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Named Executive Officers and Directors:
Stan Vashovsky	13,160,962	13.2%
Chris Fillo(2)	4,552,925	4.6%
Ely D. Tendler(3)	21,935	* %
Ira Smedra	—	—%
Steven Katz	—	—%
James Travers(4)	2,573,213	2.6%
Michael Burdiek(4)	2,573,213	2.6%
Anthony Capone(5)	516,116	* %
Andre Oberholzer	1,290,290	1.3%
Norm Rosenberg(6)	120,965	* %
Mike Witkowski(7)	48,386	* %
Dr. Mark Merlin	—	—%
All directors and executive officers as a group (12 individuals)	17,731,867	22.3%

5% Stockholders:
Entities Affiliated with Louis M. Bacon(8)	5,907,927	6.4%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the executive officers and directors of DocGo is c/o DocGo Inc., 35 West 35th Street, Floor 5, New York, New York.

(2)	Represents (a) 4,530,990 shares held by 1868 Univeritas Fund LP (“Univeritas Fund”) and (b) 21,935 shares over which Univeritas Fund has the right to acquire upon the exercise of DocGo Substitute Options exercisable as of or within 60 days after November 5, 2021. The general partner of Univeritas Fund is 1868 Univeritas GP, LLC (“Univeritas GP”). Mr. Fillo is an officer of and controls Univeritas GP and may be deemed the beneficial owner of the shares held by Univeritas Fund. The business address of Univeritas Fund, Univeritas GP and Mr. Fillo is 3110 Main Street, Suite 310 Santa Monica, CA 90405

(3)	Represents shares over which Ely D. Tendler has the right to acquire upon the exercise of DocGo Substitute Options exercisable as of or within 60 days after November 5, 2021.

(4)	Represents shares held by Motion Acquisition LLC. James Travers, Michael Burdiek, Richard Vitelle and Garo Sarkissian are each managing members of Motion Acquisition LLC and, accordingly, each may be deemed to be the beneficial owner of the securities held by Motion Acquisition LLC. Each such individual disclaims beneficial ownership over any securities held by Motion Acquisition LLC except to the extent of his pecuniary interest therein. The business address of Motion Acquisition LLC is c/o Graubard Miller, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

(5)	Represents shares over which Anthony Capone has the right to acquire upon the exercise of DocGo Substitute Options exercisable as of or within 60 days after November 5, 2021.

(6)	Represents shares over which Norm Rosenberg has the right to acquire upon the exercise of DocGo Substitute Options exercisable as of or within 60 days after November 5, 2021.

(7)	Represents shares over which Mike Witkowski has the right to acquire upon the exercise of DocGo Substitute Options exercisable as of or within 60 days after November 5, 2021.

(8)	Represents (a) 5,407,927 shares held by Kendall AF, LLC (“KAF”) and (b) 1,000,000 shares held by MMF LT, LLC (“MMF”). Mr. Louis M. Bacon controls KAF and may be deemed the beneficial owner of the shares held by KAF. Moore Capital Management, LP (“MCM”) is the investment manager of MMF and has voting and investment control over the shares held by MCM. Louis M. Bacon also controls the general partner of MCM. Mr. Bacon may be deemed the beneficial owner of the shares held by MMF. The address of KAF, MMF, MCM and Mr. Bacon is 11 Times Square, 38th Floor, New York, New York 10036.

 Information about Directors and Executive Officers

Our directors and officers are as follows:

Name	Age	Position
Stan Vashovsky	49	Chairman; Chief Executive Officer
Chris Fillo	57	Director
Ely D. Tendler	53	Director; General Counsel and Secretary
Ira Smedra	72	Director
James M. Travers	70	Director
Michael Burdiek	62	Director
Steven Katz	73	Director
Anthony Capone	34	President
Andre Oberholzer	63	Chief Financial Officer
Norman Rosenberg	52	Chief Financial Officer (Ambulnz Holdings, LLC)
Mike Witkowski	53	Chief Compliance Officer
Dr. Mark Merlin	54	Chief Medical Officer (Ambulnz Holdings, LLC)

Information with respect to DocGo’s directors appointed immediately after the Closing, including biographical information regarding these individuals, is set forth in the Prospectus in the section entitled “Proposal No. 3 — The Director Election Proposal” beginning on page 132, which information is incorporated herein by reference. Information with respect to DocGo’s officers appointed immediately after the Closing, including biographical information regarding these individuals, is set forth in the Prospectus in the section entitled “Management of DocGo After the Merger” beginning on page 214, which information is incorporated herein by reference.

Resignations and Appointments

In connection with the Closing, other than Mr. Travers and Mr. Burdiek, each of Motion’s directors prior to the Closing resigned from their respective position as a director of Motion, in each case effective as of the effective time on the Closing Date.

In connection with the Closing, the structure of the board of directors increased to seven (7) directors. Effective as of immediately following the Closing, the board of directors appointed Messrs. Vashovsky, Fillo, Tendler, Smedra and Katz to serve on the board of directors, until the expiration of such director’s initial term (as set forth below) or until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement or removal. Biographies of each of Messrs. Vashovsky, Fillo, Tendler, Smedra and Katz are set forth in the Prospectus entitled “Proposal No. 3 — The Director Election Proposal” beginning on page 132, and are incorporated by reference herein. Additionally, the board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. Messrs. Vashovsky, Tendler and Smedra will be Class I directors serving until DocGo’s 2022 annual meeting of stockholders; Messrs. Fillo and Travers will be Class II directors serving until DocGo’s 2023 annual meeting of stockholders; and Messrs. Katz and Burdiek, will be Class III directors serving until DocGo’s 2024 annual meeting of stockholders, and in each case, until their successors are elected and qualified.

In connection with the Closing, each of Motion’s and its subsidiaries’ executive officers prior to the Closing resigned from his respective position as an executive officer of Motion, in each case effective as of the effective time on the Closing Date.

Effective as of immediately following the Closing, on the Closing Date, Mr. Vashovsky was appointed to serve as DocGo’s Chief Executive Officer, Mr. Capone was appointed to serve as DocGo’s President, Mr. Oberholzer was appointed to serve as DocGo’s Chief Financial Officer, Mr. Rosenberg was appointed to serve as the Chief Financial Officer of Ambulnz Holdings, LLC, Mr. Witkowski was appointed to serve as DocGo’s Chief Compliance Officer, and Dr. Merlin was appointed to serve as Chief Medical Officer of Ambulnz Holdings, LLC.

Role of Board in Risk Oversight

The board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the board of directors by the audit committee. The audit committee represents the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. In addition, our board of directors receives periodic detailed operating performance reviews from management.

Director Independence

The board of directors has determined that each of Messrs. Smedra, Fillo, Travers, Burdiek and Katz are independent as defined under the Nasdaq listing standards.

Committees of the Board of Directors

Messrs. Katz, Fillo and Burdiek serving as members of the audit committee of the board of directors, with Mr. Katz serving as its chair. Messrs. Smedra and Katz serving as members of the compensation committee of the board of directors, with Mr. Smedra serving as its chair. Messrs. Fillo, Smedra and Katz serving as members of the nominating and governance committee of the board of directors, with Mr. Fillo servings as its chair. Each committee operates under a charter that has been approved by our board of directors and is available on our website at https://ir.docgo.com/corporate-governance/governance-overview. The committees have the composition and responsibilities described below.

 Audit Committee

Our board of directors has established an Audit Committee. The primary role of the Audit Committee is to exercise primary financial oversight on behalf of the board of directors. DocGo’s management team is responsible for preparing financial statements, and DocGo’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is directly responsible for the selection, engagement, compensation, retention and oversight of DocGo’s independent registered public accounting firm. The Audit Committee is also responsible for the review of any proposed related persons transactions.

The Audit Committee consists of Mr. Katz, who serves as the chair and member of the Audit Committee, along with Messrs. Fillo and Burdiek serving as members. Each member of the Audit Committee qualifies as an independent director under and meets the financial literacy requirements of the Nasdaq listing standards and SEC rules applicable to audit committee members. Our board of directors has determined that Mr. Katz is as an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee

Our board of directors has established a Compensation Committee. The Compensation Committee acts on behalf of and in conjunction with the board of directors to establish or recommend the compensation of executive officers of DocGo and to provide oversight of DocGo’s overall compensation programs and philosophy. The Compensation Committee is responsible for approving the compensation, including performance bonuses, payable to the executive officers of DocGo, and administering DocGo’s equity compensation plans.

Messrs. Smedra and Katz will serve as members of the Compensation Committee, with Mr. Smedra serving as its chair. Our board of directors has determined that each member of the Compensation Committee qualifies as an independent director under and meets the requirements of the Nasdaq listing standards and applicable SEC rules.

Nominating and Governance Committee

Our board of directors has established a Nominating and Governance Committee. The Nominating and Governance Committee assists the board of directors by identifying and recommending individuals qualified to become members of the board. The Nominating and Governance Committee is responsible for evaluating the composition, size and governance of the board and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the board, reviewing the corporate governance principles and making recommendations to the board regarding possible changes; and reviewing and monitoring compliance with DocGo’s Amended and Restated Code of Business Conduct and Ethics.

Mr. Fillo is the chair and member of the Nominating and Governance Committee, along with Messrs. Smedra and Katz serving as members. Our board of directors has determined that each member of the Nominating and Governance Committee qualifies as an independent director under the Nasdaq listing standards and applicable SEC rules.

Code of Ethics

On November 5, 2021, our board of directors adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Copies of the Code of Business Conduct and Ethics and charters for each of our committees is available on our website at https://ir.docgo.com/corporate-governance/governance-overview. In the event DocGo makes any amendments to, or grants any waiver from, a provision of the code that applies to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC or Nasdaq rules, DocGo will disclose such amendment or waiver and reasons therefore on its website at www.docgo.com within the time period required by such rules. Our website is not part of this Current Report on Form 8-K.

Corporate Governance Guidelines

Our board of directors has adopted a corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at https://ir.docgo.com/corporate-governance/governance-overview.

Director Compensation

The Compensation Committee will determine the annual compensation to be paid to the members of the board of directors. Directors’ fees have yet to be determined, but are expected to consist of two components: a cash payment and the issuance of restricted stock units. DocGo anticipates that directors who also serve as an employee of DocGo will not receive additional compensation for their service as a director.

Executive Compensation

The compensation for Ambulnz’s executive officers before the Closing is described in the Prospectus in the section entitled “Executive and Director Compensation—Executive and Director Compensation of DocGo” beginning on page 210, which information is incorporated herein by reference. The compensation of the named executive officers of Motion prior to the Closing is set forth in the Prospectus in the section entitled “Executive and Director Compensation—Executive and Director Compensation of Motion” beginning on page 210, which information is incorporated herein by reference.

The general compensation programs of DocGo’s executive officers after the Closing are described in the section of the Prospectus entitled “Management of DocGo After the Merger—DocGo Director and Executive Compensation” beginning on page 216, which information is incorporated herein by reference. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the section entitled “Executive Employment Agreements” is incorporated herein by reference.

The Incentive Plan was approved by DocGo’s stockholders at the Meeting. A description of the Incentive Plan is set forth in the section of the Prospectus entitled “Proposal No. 5—The Incentive Plan Proposal” beginning on page 137 and is incorporated herein by reference. A copy of the complete text of the Incentive Plan is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain Relationships and Related Transactions

Our board of directors adopted a written policy regarding the review and approval or disapproval by our Audit Committee of transactions between us or any of our subsidiaries and any related person (defined to include our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, and any immediate family member of any of the foregoing persons) in which one or more of such related persons has a direct or indirect interest. In approving or rejecting any such transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval or disapproval of the transaction.

Certain relationships and related party transactions of DocGo are described in the Prospectus in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 222 of the Prospectus, which is incorporated herein by reference. On November 10, 2021, the Audit Committee approved such related party transactions pursuant to DocGo's Related Person Transaction Policy and Procedures.

Legal Proceedings

From time to time, DocGo and its subsidiaries may become involved in additional legal proceedings arising in the ordinary course of our business. DocGo and its subsidiaries have been and continue to be involved in legal proceedings that arise in the ordinary course of business, the outcome of which, if determined adversely to DocGo or any of its subsidiaries, would not individually or in the aggregate have a material adverse effect on DocGo’s business, financial condition and results of operations.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Motion’s common stock and warrants were historically quoted on Nasdaq under the symbols “MOTN” and “MOTNW,” respectively. On November 8, 2021, the Common Stock and Public Warrants were listed on Nasdaq under the new trading symbols of “DCGO” and “DCGOW,” respectively.

As of the Closing Date and following the completion of the Merger, DocGo had 100,069,438 shares of Common Stock issued and outstanding held of record by 193 holders and 6,317,057 warrants outstanding held of record by 2 holders. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Dividends

DocGo has not paid any cash dividends on Common Stock to date. DocGo may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, DocGo’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, DocGo’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness DocGo or its subsidiaries incur. DocGo does not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future.

Recent Sales of Unregistered Securities

The description of the issuances pursuant to the Merger Agreement and the transactions contemplated thereby, as set forth in Item 2.01 of this Current Report on Form 8-K, is incorporated herein by reference.

Information regarding unregistered sales of securities is set forth in Part II, Item 2 of Motion’s Quarterly Report on Form 10-Q filed with the SEC on August 11, 2021.

DocGo intends to file with the SEC a registration statement on Form S-1 covering the following share issuances: (A) 2,573,213 Founder Shares, (B) 2,533,333 Private Warrants that were issued prior to Motion’s initial public offering that, pursuant to the terms of the Warrant Agreement, dated October 14, 2020, by and between Motion and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), representing a right to acquire 2,533,333 shares of Common Stock, (C) 2,533,333 shares of Common Stock that, pursuant to the Warrant Agreement, underly the Private Warrants, (D) 3,783,724 shares of Common Stock that, pursuant to the Warrant Agreement, underly the 3,783,724 Public Warrants, (E) 12,500,000 shares of Common Stock that were issued to the those certain investors in connection with the consummation of the Business Combination pursuant to the Subscription Agreements, and (F) 13,160,962 shares of Common Stock issued to certain holders of Ambulnz securities as consideration for the Merger.

Description of Registrant’s Securities

Authorized Capital Stock

Our Second Amended and Restated Charter (the “Second A&R Charter”) authorizes the issuance of 550,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of Common Stock, and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The Second A&R Charter provides that DocGo will have one class of common stock.

Preferred Stock

The Second A&R Charter provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors of DocGo will be authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The DocGo board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of board of directors of DocGo to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

DocGo Substitute Option

Concurrent with the Closing, each Ambulnz Option by virtue of the occurrence of the Effective Time and without any action on the part of Ambulnz, Motion or the holders thereof, were assumed and converted into a an equivalent DocGo Substitute Option with respect to a number of shares of Common Stock equal to the number of whole shares of Ambulnz Common Stock subject to such Ambulnz Option that were issuable immediately prior to the effective time of the Merger multiplied by the Exchange Ratio, rounded down to the nearest number of whole shares of Common Stock. The per share exercise price for the shares of Common Stock issuable upon exercise of such DocGo Substitute Option will be equal to the quotient determined by dividing the exercise price per share of Ambulnz Common Stock at which such Ambulnz Option was exercisable immediately prior to the effective time of the Merger by the Exchange Ratio, rounded up to the nearest whole cent..

3,900,868 shares have been reserved for issuance by DocGo upon the exercise of the DocGo Substitute Options. DocGo does not intend to register the DocGo Substitute Options.

Warrants

As of the Closing Date, there were 6,317,057 Warrants outstanding, consisting of 3,783,724 Public Warrants and 2,533,333 Private Warrants.

Public Warrants

Each whole Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Merger, except as described below. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The warrants will expire five years after the completion of the Merger, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless the Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

As soon as practicable, but in no event later than 15 business days after the Closing, we will use our reasonable best efforts to file, and within 60 business days following the Closing to have declared effective, a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the warrants. Accordingly, DocGo will use its reasonable best efforts to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Common Stock until the warrants expire or are redeemed. Notwithstanding the above, if the Common Stock is not listed on a national securities exchange at the time of any exercise of a warrant, such that the Common Stock does not satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act at that time, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Common Stock equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the Private Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

We have established the $18.00 per share (subject to adjustment) redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption for cash as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” for this purpose shall mean the average last reported sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the initial purchasers and their permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

Redemption of warrants when the price per share of Common Stock equals or exceeds $10.00. Commencing ninety days after the warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares of Common Stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Common Stock (as defined below) except as otherwise described below;

●	if, and only if, the last reported sale price of Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders;

●	if, and only if, the Private Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above; and

●	if, and only if, there is an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of Common Stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “— Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

Redemption Date (period to	Fair Market Value of Common Stock
expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.233	0.255	0.275	0.293	0.309	0.324	0.338	0.350	0.361
54 months	0.229	0.251	0.272	0.291	0.307	0.323	0.337	0.350	0.361
51 months	0.225	0.248	0.269	0.288	0.305	0.321	0.336	0.349	0.361
48 months	0.220	0.243	0.265	0.285	0.303	0.320	0.335	0.349	0.361
45 months	0.214	0.239	0.261	0.282	0.301	0.318	0.334	0.348	0.361
42 months	0.208	0.234	0.257	0.278	0.298	0.316	0.333	0.348	0.361
39 months	0.202	0.228	0.252	0.275	0.295	0.314	0.331	0.347	0.361
36 months	0.195	0.222	0.247	0.271	0.292	0.312	0.330	0.346	0.361
33 months	0.187	0.215	0.241	0.266	0.288	0.309	0.328	0.345	0.361
30 months	0.179	0.208	0.235	0.261	0.284	0.306	0.326	0.345	0.361
27 months	0.170	0.199	0.228	0.255	0.280	0.303	0.324	0.343	0.361
24 months	0.159	0.190	0.220	0.248	0.274	0.299	0.322	0.342	0.361
21 months	0.148	0.179	0.210	0.240	0.268	0.295	0.319	0.341	0.361
18 months	0.135	0.167	0.200	0.231	0.261	0.289	0.315	0.339	0.361
15 months	0.120	0.153	0.187	0.220	0.253	0.283	0.311	0.337	0.361
12 months	0.103	0.137	0.172	0.207	0.242	0.275	0.306	0.335	0.361
9 months	0.083	0.117	0.153	0.191	0.229	0.266	0.300	0.332	0.361
6 months	0.059	0.092	0.130	0.171	0.213	0.254	0.292	0.328	0.361
3 months	0.030	0.060	0.100	0.145	0.193	0.240	0.284	0.324	0.361
0 months	0.000	0.000	0.042	0.115	0.179	0.233	0.281	0.324	0.361

For example, if the average last reported sale price of Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.255 shares of Common Stock for each whole warrant. However, the exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.284 shares of Common Stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Common Stock per warrant. Once the average last reported sale price of Common Stock exceeds $18.00, we will have the option to redeem the warrants using this method or as described above under the heading “Redemption of warrants when the price per share of Common Stock equals or exceeds $18.00.”

This redemption feature differs from the typical warrant redemption features used in other blank check companies, which typically only provide for a redemption of warrants only when the trading price for the common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of Common Stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of Common Stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares representing the applicable redemption price for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants.

As stated above, we can redeem the warrants when the Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Common Stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Common Stock than they would have received if they had exercised their warrants for shares of Common Stock if and when the Common Stock trades at a price higher than the exercise price of $11.50.

No fractional shares of Common Stock will be issued upon exercise of the warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number of the number of shares of Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Common Stock pursuant to the Warrant Agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security.

Exercise Limitations. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above and (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant.

The warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the warrant holder.

Private Warrants

The Private Warrants (including the warrants that may be issued upon conversion of working capital loans and the Common Stock issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the Closing (except to certain permitted transferees, each of which will be subject to the same transfer restrictions) and they will not be redeemable by us so long as they are held by the initial purchasers or their permitted transferees (except as described under “Redemption of warrants when the price per share of common Stock equals or exceeds $10.00”). The initial purchasers, or their permitted transferees, have the option to exercise the Private Warrants on a cashless basis and the initial purchasers and their permitted transferees will also have certain registration rights related to the Private Warrants (including the shares of Common Stock issuable upon exercise of the Private Warrants), as described below. Otherwise, the Private Warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the Private Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis other than in connection with the above $10.00 redemption, they would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “private warrant fair market value” (defined below) over the exercise price of the warrants by (y) the private warrant fair market value. The “private warrant fair market value” shall mean the average last reported sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Common Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Indemnification of Directors and Officers

A description of DocGo’s indemnification obligations in respect of its directors and officers is included in the Prospectus in the section entitled “Description of New DocGo Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” beginning on pages 239 of the Prospectus, which is incorporated herein by reference. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the issuances pursuant to the Merger Agreement and the transactions contemplated thereby, as set forth in Item 2.01 of this Current Report on Form 8-K, is incorporated herein by reference.

Information regarding unregistered sales of securities is set forth in Part II, Item 2 of Motion’s Quarterly Report on Form 10-Q filed with the SEC on August 11, 2021.

DocGo intends to file with the SEC a registration statement on Form S-1 covering the following share issuances: (A) 2,573,213 Founder Shares, (B) 2,533,333 Private Warrants that were issued prior to Motion’s initial public offering that, pursuant to the terms of the Warrant Agreement, dated October 14, 2020, by and between Motion and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), representing a right to acquire 2,533,333 shares of Common Stock, (C) 2,533,333 shares of Common Stock that, pursuant to the Warrant Agreement, underly the Private Warrants, (D) 3,783,724 shares of Common Stock that, pursuant to the Warrant Agreement, underly the 3,783,724 Public Warrants, (E) 12,500,000 shares of Common Stock that were issued to the those certain investors in connection with the consummation of the Business Combination pursuant to the Subscription Agreements, and (F) 13,160,962 shares of Common Stock issued to certain holders of Ambulnz securities as consideration for the Merger.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, DocGo filed the Second A&R Charter with the Secretary of State of the State of Delaware. The material terms of the Second A&R Charter and the general effect upon the rights of holders of DocGo’s capital stock are described in the sections of the Prospectus entitled “Proposal Nos. 2—The Charter Proposals” beginning on page 128 of the Prospectus, which information is incorporated herein by reference. A copy of the Second A&R Charter is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, upon the Closing, pursuant to the terms of the Merger Agreement, DocGo adopted the Amended and Restated Bylaws (the “Bylaws”). A copy of the Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 4.01. Change in the Registrant’s Certifying Accountant.

On November 10, 2021, the members of the audit committee of the Board unanimously approved a resolution appointing Urish Popeck & Co. LLC (“Urish”) as DocGo’s independent registered public accounting firm to audit DocGo’s consolidated financial statements for the fiscal year ending December 31, 2021. Urish served as the independent registered public accounting firm of Ambulnz prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), Motion’s independent registered public accounting firm prior to the Business Combination, was informed on November 10, 2021 that it was dismissed as DocGo’s independent registered public accounting firm.

The audit report of Withum on Motion’s financial statements for the fiscal year ending December 31, 2020, its year of formation and sole reporting fiscal year, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report emphasized the restatement of Motion’s financial statements due to its change in accounting for warrants.

During the period from August 11, 2020 (inception) through December 31, 2020 and the subsequent interim period through November 5, 2021, there were no disagreements between Motion and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on Motion’s financial statements for such year.

During the period from August 21, 2020 (inception) through December 31, 2020 and the subsequent interim period through November 5, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except for a material weakness in Motion’s pre-Business Combination internal control over financial reporting related to the accounting for warrants issued by Motion.

DocGo provided Withum with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K with the SEC and has requested that Withum furnish DocGo with a letter addressed to the SEC stating whether it agrees with the statements made by DocGo set forth above. A copy of Withum’s letter, dated November 10, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal year ending December 31, 2020 and the subsequent interim period through November 10, 2021, neither DocGo, nor any party on behalf of DocGo, consulted with Urish with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to DocGo’s consolidated financial statements, and no written report or oral advice was provided to DocGo by Urish that was an important factor considered by Urish in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01 Changes in Control of the Registrant

The information set forth above under “Introductory Note” and in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incentive Plan

The information set forth under the heading “Incentive Plan” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Directors and Executive Officers

The information regarding DocGo’s directors and executive officers set forth under the headings “Directors and Executive Officers” and “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

As a result of the Merger, which fulfilled the definition of a business combination as required by the amended and restated certificate of incorporation of Motion, DocGo ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing Date. The material terms of the Merger are described in the Prospectus in the section entitled “Proposal No.1—The Business Combination Proposal—The Merger Agreement” beginning on page 97 of the Prospectus, which is incorporated herein by reference.

Item 8.01 Other Events

Any stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company's proxy materials for the 2022 Annual Meeting must be received by our corporate secretary at our principal executive offices no later than the close of business on January 4, 2022.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The following historical financial statements of Motion and the related notes beginning on page F-2 of the Prospectus are incorporated herein by reference: (i) unaudited financial statements as of June 30, 2021 and for the three and six month periods then ended and (ii) audited financial statements as of December 31, 2020 and for the period from August 11, 2020 (inception) through December 31, 2020.

The following historical financial statements of Ambulnz and the related notes beginning on page F-40 of the Prospectus are incorporated herein by reference: (i) audited consolidated statements of operations and comprehensive loss for the years ended December 31, 2020 and 2019, (ii) audited consolidated balance sheets data as of December 31, 2020 and 2019, (iii) unaudited consolidated statements of operations and comprehensive loss for the three and six months ended June 30, 2021 and June 30, 2020, (iv) unaudited consolidated balance sheet data as of June 30, 2021.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.

(c) Exhibits

Exhibit Index

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated as of March 8, 2021, by and among Motion Acquisition Corp., Motion Merger Sub Corp., and Ambulnz, Inc. (incorporated by reference to Exhibit 2.1 to Motion’s Current Report on Form 8-K, filed with the SEC on March 9, 2021).
3.1*	Second Amended and Restated Certificate of Incorporation of DocGo Inc, dated November 5, 2021.
3.2*	Amended and Restated Bylaws of DocGo Inc.
4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Motion’s Registration Statement on Form S-1/A (File No. 333-249061), filed with the SEC on October 5, 2020).
4.2	Warrant Agreement, dated October 14, 2020, by and between Motion Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Motion’s Current Report on Form 8-K, filed with the SEC on October 16, 2020).
4.3*	Specimen Common Stock Certificate of DocGo Inc.
10.1	Form of Letter Agreement between Motion Acquisition Corp., Motion Acquisition LLC, and each of Motion Acquisition Corp.’s officers and directors (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to Motion’s Registration Statement on Form S-1 (File No. 333-249061) filed on October 5, 2020).
10.2#	Form of Indemnification Agreement, between Motion Acquisition Corp. and its officers and directors (incorporated by reference to Exhibit 10.4 of Motion’s Form 8-K, filed with the SEC on October 16, 2020).
10.3	Form of Lock-up Agreement, dated as of March 8, 2021, by and between Motion Acquisition Corp., Ambulnz, Inc., and certain equity holders of Ambulnz, Inc. (incorporated by reference to Exhibit 10.3 to Motion’s Current Report on Form 8-K, filed with the SEC on March 9, 2021).
10.4*	Amended and Restated Registration Rights Agreement, dated as of November 5, 2021, by and among Motion Acquisition Corp., Motion Acquisition LLC, and Stan Vashovsky.
10.5#	DocGo Inc. 2021 Stock Incentive Plan (incorporated by reference to Annex D to Motion’s Proxy Statement/Consent Solicitation/Prospectus (File No. 333-257681), filed with the SEC on October 14, 2021).
10.6*#	New Executive Agreement, effective November 5, 2021, by and between Motion Acquisition Corp. and Stan Vashovsky.
10.7*#	New Executive Agreement, effective November 5, 2021, by and between Motion Acquisition Corp. and Andre Oberholzer.
10.8*#	New Executive Agreement, effective November 5, 2021, by and between Motion Acquisition Corp. and Anthony Capone.
10.9*#	New Executive Agreement, effective November 5, 2021, by and between Motion Acquisition Corp. and Norm Rosenberg.
10.10*#	Form of Indemnification Agreement of DocGo Inc.
10.11*	Stock Escrow Agreement, dated as of November 5, 2021, by and among Motion Acquisition Corp., Motion Acquisition LLC, and Continental Stock & Transfer Company
10.12	Amended and Restated Sponsor Agreement, dated as of November 4, 2021, by and among Motion Acquisition Corp., Motion Acquisition LLC and Ambulnz, Inc. (incorporated by reference to Exhibit 10.1 of Motion’s Form 8-K, filed with the SEC on November 5, 2021).
10.13	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of Motion’s Form 8-K, filed with the SEC on March 9, 2021).
14.1*	DocGo Inc. Code of Business Conduct and Ethics.
16.1*	Letter from WithumSmith+Brown, PC addressed to the Securities and Exchange Commission, dated as of November 10, 2021.
21.1	Subsidiaries of DocGo Inc. (incorporated by reference to Exhibit 21.1 to Motion’s Proxy Statement/Consent Solicitation/Prospectus (File No. 333-257681), filed with the SEC on October 7, 2021, as amended).
99.1*	DocGo Inc. unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

#	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCGO INC.

By:	/s/ Andre Oberholzer
	Name:	Andre Oberholzer
	Title:	Chief Financial Officer

Date: November 12, 2021